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                                                                  EXHIBIT 21.01

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SUBSIDIARIES OF THE REGISTRANT                                STATE OF INCORPORATION
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
Behrens Inc.                                                  Texas

C. International, Inc.                                        Ohio

Cardal, Inc.                                                  Ohio

Cardinal Florida, Inc.                                        Florida

Cardinal Health Systems, Inc.                                 Ohio

Cardinal Mississippi, Inc.                                    Mississippi

Cardinal Syracuse, Inc.                                       New York

CORD Logistics, Inc.                                          Ohio

Chapman Drug Company                                          Tennessee

Renlar Systems, Inc.                                          Kentucky

James W. Daly, Inc.                                           Massachusetts

Ellicott Drug Company                                         New York

The Griffin Group, Inc.                                       Nevada

Allied Healthcare Services, Inc.                              Nevada

Allied Pharmacy Service, Inc.                                 Texas

American Medical Insurance Billing                            Georgia
  Services, Inc.

Brighton Capital, Inc.                                        Nevada

Cardinal West, Inc.                                           Nevada

CDI Investments, Inc.                                         Delaware

Griffin Capital Corporation                                   Nevada

Pinnacle Intellectual Property                                Nevada
  Services, Inc.

ScriptLINE, Inc.                                              Nevada

Humiston-Keeling, Inc.                                        Illinois

Leader Drugstores, Inc.                                       Delaware

Marmac Distributors, Inc.                                     Connecticut

Medical Strategies, Inc.                                      Massachusetts

Medicine Shoppe International, Inc.                           Delaware

Pharmacy Operations, Inc.                                     Delaware

Medicine Shoppe Internet, Inc.                                Missouri

Managed Pharmacy Benefits, Inc.                               Missouri

Pharmacy Service Corporation                                  Missouri

National Pharmpak Services, Inc.                              Ohio

National Specialty Services, Inc.                             Tennessee
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
The Heron Corporation                                         Ohio

Nexus Healthcare, Inc.                                        Ohio

Ohio Valley-Clarksburg, Inc.                                  Delaware

Owen Healthcare, Inc.                                         Texas

MediTROL, Inc.                                                Nevada

MediTROL Automation Systems, Inc.                             Texas

Owen International Venture, Ltd.                              Bermuda foreign sales corp.

Owen Healthcare Building, Inc.                                Texas

Owen Shared Services, Inc.                                    Texas

PCI Services, Inc.                                            Delaware

Packaging Coordinators, Inc.                                  Pennsylvania

Packaging Coordinators Incorporated, Caribe                   Delaware

PCI/DELVCO, Inc.                                              Delaware

The Tri-Line Co., Inc.                                        Delaware

PCI/Allpack Holdings, Inc.                                    Delaware

Allpack Industrielle Lohnverpackung                           Germany
  GmbH Holdings, Inc.

PCI/Tri-Line (USA), Inc.                                      Delaware

PCI Services Holdings, Inc.                                   Delaware

PCI Acquisition I, Inc.                                       Delaware

PCI Acquisition II, Inc.                                      Delaware

PCI Holdings (UK) Co.                                         England and Wales

Unipack Limited (UK) Co.                                      England and Wales

Phillipi Holdings, Inc.                                       Ohio

Pyxis Corporation                                             Delaware

Pyxis Healthcare Systems, Inc.                                Canada

RedKey, Inc.                                                  Ohio

Solomons Company                                              Georgia

Whitmire Distribution Corporation                             Delaware

Williams Drug Distributors, Inc.                              Delaware
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